Exhibit 99.1

Cathay General Bancorp Announces Second Quarter 2022 Results

LOS ANGELES--(BUSINESS WIRE)--July 25, 2022--Cathay General Bancorp (the “Company”, “we”, “us”, or “our”) (Nasdaq: CATY), the holding company for Cathay Bank, today announced its unaudited financial results for the quarter ended June 30, 2022. The Company reported net income of $89.0 million, or $1.18 per share, for the second quarter of 2022.

FINANCIAL PERFORMANCE

	Three months ended
(unaudited)	June 30, 2022	March 31, 2022	June 30, 2021
Net income	$89.0 million	$75.0 million	$77.2 million
Basic earnings per common share	$1.19	$1.00	$0.98
Diluted earnings per common share	$1.18	$0.99	$0.97
Return on average assets	1.69%	1.46%	1.60%
Return on average total stockholders' equity	14.62%	12.29%	12.53%
Efficiency ratio	39.06%	40.52%	43.41%

SECOND QUARTER HIGHLIGHTS

  Total loans increased to $17.8 billion, or 9.5% annualized, in the second quarter.
  Earnings per share increased 19.3% compared to first quarter of 2022 and 21.6% when compared to same quarter in 2021.

“Net interest income for the quarter increased by 18.4% compared to the same quarter last year primarily as a result of loan growth and the higher level of interest rates. During the second quarter, we repurchased 0.75 million shares at an average cost of $40.78 per share, for a total of $30.6 million,” commented Chang M. Liu, President and Chief Executive Officer of the Company.

SECOND QUARTER INCOME STATEMENT REVIEW

Net income for the quarter ended June 30, 2022, was $89.0 million, an increase of $11.8 million, or 15.3%, compared to net income of $77.2 million for the same quarter a year ago. Diluted earnings per share for the quarter ended June 30, 2022, was $1.18 per share compared to $0.97 per share for the same quarter a year ago.

Return on average stockholders’ equity was 14.62% and return on average assets was 1.69% for the quarter ended June 30, 2022, compared to a return on average stockholders’ equity of 12.53% and a return on average assets of 1.60% for the same quarter a year ago.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $27.2 million, or 18.4%, to $175.1 million during the second quarter of 2022, compared to $148.0 million during the same quarter a year ago. The increase was due primarily to an increase in interest income from loans and securities and a decrease in interest expense from deposits.

The net interest margin was 3.52% for the second quarter of 2022 compared to 3.24% for the second quarter of 2021 and 3.26% for the first quarter of 2022.

For the second quarter of 2022, the yield on average interest-earning assets was 3.81%, the cost of funds on average interest-bearing liabilities was 0.41%, and the cost of interest-bearing deposits was 0.37%. In comparison, for the second quarter of 2021, the yield on average interest-earning assets was 3.62%, the cost of funds on average interest-bearing liabilities was 0.53%, and the cost of interest-bearing deposits was 0.48%. The increase in the yield on average interest-earning assets resulted mainly from higher interest rates. The net interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, was 3.40% for the quarter ended June 30, 2022, compared to 3.09% for the same quarter a year ago.

(Reversal)/provision for credit losses

The Company recorded a provision for credit losses of $2.5 million in the second quarter of 2022 compared with $8.6 million in the first quarter of 2022 and a reversal for credit losses of $9.0 million in the second quarter of 2021. As of June 30, 2022, the allowance for loan losses increased $12.6 million to $148.8 million, or 0.84% of gross loans, compared to $136.2 million, or 0.83% of gross loans, as of December 31, 2021. The change in the allowance for loan losses during the second quarter of 2022 consisted of a $2.8 million provision for loan losses, and $218 thousand in net recoveries.

	Three months ended			Six months ended June 30,
	June 30, 2022	March 31, 2022	June 30, 2021	2022	2021
	(In thousands) (Unaudited)
Charge-offs:
Commercial loans	$50	$221	$7,712	$272	$16,850
Real estate loans (1)	1	—	—	1	—
Total charge-offs	51	221	7,712	273	16,850
Recoveries:
Commercial loans	175	359	155	534	1,425
Construction loans	—	6	—	6	—
Real estate loans (1)	94	146	303	240	413
Total recoveries	269	511	458	780	1,838
Net charge-offs/(recoveries)	$(218)	$(290)	$7,254	$(507)	$15,012

(1) Real estate loans include commercial mortgage loans, residential mortgage loans, equity lines and installment & other loans.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), wire transfer fees, and other sources of fee income, was $14.6 million for the second quarter of 2022, an increase of $2.0 million, or 15.9%, compared to $12.6 million for the second quarter of 2021. The increase was primarily due to an increase of $0.9 million in loan fees, when compared to the same quarter a year ago.

Non-interest expense

Non-interest expense increased $4.4 million, or 6.3%, to $74.1 million in the second quarter of 2022 compared to $69.7 million in the same quarter a year ago. The increase in non-interest expense in the second quarter of 2022 was primarily due to an increase of $4.5 million in salaries and employee benefits, due in part to the acquisition of certain West Coast HSBC branches, an increase of $1.9 million in professional service expenses, offset, in part, by a decrease of $3.4 million in amortization expense of investments in low-income housing and alternative energy partnerships when compared to the same quarter a year ago. The efficiency ratio was 39.1% in the second quarter of 2022 compared to 43.4% for the same quarter a year ago.

Income taxes

The effective tax rate for the second quarter of 2022 was 21.4% compared to 22.7% for the second quarter of 2021. The effective tax rate includes the impact of alternative energy investments and low-income housing tax credits.

BALANCE SHEET REVIEW

Gross loans were $17.8 billion as of June 30, 2022, an increase of $1.4 billion, or 8.6%, from $16.3 billion as of December 31, 2021. The increase was primarily due to an increase of $212.1 million, or 7.1%, in commercial loans, an increase of $863.4 million, or 20.7%, in residential mortgage loans, which included $592.9 million acquired from the acquisition of certain HSBC West Coast branches, and an increase of $419.7 million, or 5.2%, in commercial mortgage loans, offset, in part, by a decrease of $42.5 million, or 10.1%, in home equity loans. For the second quarter of 2022, total loans, increased by $389.5 million or 9.5% annualized.

The loan balances and composition as of June 30, 2022, compared to December 31, 2021 and June 30, 2021, are presented below:

	June 30, 2022	December 31, 2021	June 30, 2021
	(In thousands) (Unaudited)
Commercial loans	$3,168,123	$2,891,914	$2,628,534
Paycheck protection program loans	26,386	90,485	238,904
Residential mortgage loans	5,045,383	4,182,006	4,103,736
Commercial mortgage loans	8,563,001	8,143,272	7,615,087
Equity lines	377,009	419,487	436,801
Real estate construction loans	602,052	611,031	664,495
Installment and other loans	5,934	4,284	3,132
Gross loans	$17,787,888	$16,342,479	$15,690,689

Allowance for loan losses	(148,772)	(136,157)	(131,256)
Unamortized deferred loan fees	(5,540)	(4,321)	(6,865)
Total loans, net	$17,633,576	$16,202,001	$15,552,568

Total deposits were $18.3 billion as of June 30, 2022, an increase of $228.5 million, or 1.3%, from $18.1 billion as of December 31, 2021. During the second quarter of 2022, our deposits increased by $227.0 million, or 5.0% annualized.

The deposit balances and composition as of June 30, 2022, compared to December 31, 2021 and June 30, 2021, are presented below:

	June 30, 2022	December 31, 2021	June 30, 2021
	(In thousands) (Unaudited)
Non-interest-bearing demand deposits	$4,433,959	$4,492,054	$3,664,931
NOW deposits	2,494,524	2,522,442	2,026,154
Money market deposits	5,322,510	4,611,579	4,003,043
Savings deposits	1,178,572	915,515	900,106
Time deposits	4,857,762	5,517,252	5,943,278
Total deposits	$18,287,327	$18,058,842	$16,537,512

ASSET QUALITY REVIEW

As of June 30, 2022, total non-accrual loans were $60.7 million, a decrease of $5.2 million, or 7.9%, from $65.8 million as of December 31, 2021, and a decrease of $7.1 million, or 10.5%, from $67.8 million as of June 30, 2021.

The allowance for loan losses was $148.8 million and the allowance for off-balance sheet unfunded credit commitments was $6.1 million as of June 30, 2022. The allowances represent the amount estimated by management to be appropriate to absorb credit losses inherent in the loan portfolio, including unfunded credit commitments. The allowance for loan losses represented 0.84% of period-end gross loans, and 238.5% of non-performing loans as of June 30, 2022. The comparable ratios were 0.83% of period-end gross loans, and 202.4% of non-performing loans as of December 31, 2021.

The changes in non-performing assets and troubled debt restructurings as of June 30, 2022, compared to December 31, 2021 and June 30, 2021, are presented below:

(Dollars in thousands) (Unaudited)	June 30, 2022	December 31, 2021	% Change	June 30, 2021	% Change
Non-performing assets
Accruing loans past due 90 days or more	$1,737	$1,439	21	$1,513	15
Non-accrual loans:
Construction loans	—	—	—	4,116	(100)
Commercial mortgage loans	15,141	38,173	(60)	36,884	(59)
Commercial loans	27,849	16,558	68	16,333	71
Residential mortgage loans	17,583	11,115	58	10,449	68
Installment and other loans	79	—	—	—	—
Total non-accrual loans:	$60,652	$65,846	(8)	$67,782	(11)
Total non-performing loans	62,389	67,285	(7)	69,295	(10)
Other real estate owned	4,067	4,368	(7)	4,871	(17)
Total non-performing assets	$66,456	$71,653	(7)	$74,166	(10)
Accruing troubled debt restructurings (TDRs)	$12,675	$12,837	(1)	$27,261	(54)

Allowance for loan losses	$148,772	$136,157	9	$131,256	13
Total gross loans outstanding, at period-end	$17,787,888	$16,342,479	9	$15,690,689	13

Allowance for loan losses to non-performing loans, at period-end	238.46%	202.36%		189.42%
Allowance for loan losses to gross loans, at period-end	0.84%	0.83%		0.84%

The ratio of non-performing assets to total assets was 0.3% as of June 30, 2022, compared to 0.3% as of December 31, 2021. Total non-performing assets decreased $5.2 million, or 7.3%, to $66.5 million as of June 30, 2022, compared to $71.7 million as of December 31, 2021, primarily due to a decrease of $5.2 million, or 7.9%, in nonaccrual loans and $301 thousand in other real estate owned, offset in part, by an increase of $298 thousand, or 20.7%, in accruing loans past due 90 days or more.

CAPITAL ADEQUACY REVIEW

As of June 30, 2022, the Company’s Tier 1 risk-based capital ratio of 12.18%, total risk-based capital ratio of 13.74%, and Tier 1 leverage capital ratio of 10.15%, calculated under the Basel III capital rules, continue to place the Company in the “well capitalized” category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 8%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. As of December 31, 2021, the Company’s Tier 1 risk-based capital ratio was 12.80%, total risk-based capital ratio was 14.41%, and Tier 1 leverage capital ratio was 10.40%.

CONFERENCE CALL

Cathay General Bancorp will host a conference call to discuss its second quarter 2022 financial results this afternoon, Monday, July 25, 2022, at 3:00 p.m., Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access dial-in information, please register at https://register.vevent.com/register/BI66b30b75e6404795bddccf676282eccc. The presentation accompanying this call and access to the live webcast is available on our site at www.cathaygeneralbancorp.com. You can also access the live webcast from https://edge.media-server.com/mmc/p/xufoitrk or a replay of the webcast on our website, which will be archived for one year, within 24 hours after the event.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 47 branches in California, 10 branches in New York State, four in Washington State, two in Illinois, two in Texas, one in Maryland, Massachusetts, Nevada, and New Jersey, one in Hong Kong, and a representative office in Taipei, Beijing, and Shanghai. Cathay Bank’s website is at www.cathaybank.com. Cathay General Bancorp’s website is at www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “predicts,” “potential,” “possible,” “optimistic,” “seeks,” “shall,” “should,” “will,” and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from local, regional, national and international business, market and economic conditions and events (such as the COVID-19 pandemic) and the impact they may have on us, our customers and our operations, assets and liabilities; possible additional provisions for loan losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to including potential future supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act; higher capital requirements from the implementation of the Basel III capital standards; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; our ability to generate anticipated returns on our investments and financings, including in tax-advantaged projects; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters, public health crises (such as the COVID-19 pandemic) and geopolitical events; general economic or business conditions in Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes; risk management processes and strategies; adverse results in legal proceedings; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; issuance of preferred stock; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; the soundness of other financial institutions; and general competitive, economic political, and market conditions and fluctuations.

These and other factors are further described in Cathay General Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2021 (Item 1A in particular), other reports filed with the Securities and Exchange Commission (“SEC”), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or review any forward-looking statement to reflect circumstances, developments or events occurring after the date on which the statement is made or to reflect the occurrence of unanticipated events.

CATHAY GENERAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	Three months ended			Six months ended June 30,
(Dollars in thousands, except per share data)	June 30, 2022	March 31, 2022	June 30, 2021	2022	2021

FINANCIAL PERFORMANCE
Net interest income before (reversal)/provision for credit losses	$175,163	$159,191	$148,001	$334,354	$289,819
(Reversal)/provision for credit losses	2,500	8,643	(9,000)	11,143	(22,558)
Net interest income after (reversal)/provision for credit losses	172,663	150,548	157,001	323,211	312,377
Non-interest income	14,618	20,232	12,583	34,850	22,583
Non-interest expense	74,123	72,697	69,707	146,820	141,110
Income before income tax expense	113,158	98,083	99,877	211,241	193,850
Income tax expense	24,180	23,055	22,678	47,235	43,267
Net income	$88,978	$75,028	$77,199	$164,006	$150,583

Net income per common share
Basic	$1.19	$1.00	$0.98	$2.18	$1.90
Diluted	$1.18	$0.99	$0.97	$2.17	$1.89

Cash dividends paid per common share	$0.34	$0.34	$0.31	$0.68	$0.62

SELECTED RATIOS
Return on average assets	1.69%	1.46%	1.60%	1.58%	1.58%
Return on average total stockholders’ equity	14.62%	12.29%	12.53%	13.54%	12.36%
Efficiency ratio	39.06%	40.52%	43.41%	39.77%	45.17%
Dividend payout ratio	28.70%	34.01%	31.80%	31.13%	32.67%

YIELD ANALYSIS (Fully taxable equivalent)
Total interest-earning assets	3.81%	3.53%	3.62%	3.67%	3.65%
Total interest-bearing liabilities	0.41%	0.38%	0.53%	0.39%	0.60%
Net interest spread	3.40%	3.15%	3.09%	3.28%	3.05%
Net interest margin	3.52%	3.26%	3.24%	3.39%	3.22%

CAPITAL RATIOS	June 30, 2022	December 31, 2021	June 30, 2021
Tier 1 risk-based capital ratio	12.18%	12.80%	13.77%
Total risk-based capital ratio	13.74%	14.41%	15.47%
Tier 1 leverage capital ratio	10.15%	10.40%	10.85%
				.

CATHAY GENERAL BANCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except share and per share data)	June 30, 2022	December 31, 2021	June 30, 2021

Assets
Cash and due from banks	$141,734	$134,141	$133,507
Short-term investments and interest bearing deposits	1,012,228	2,315,563	1,589,086
Securities available-for-sale (amortized cost of $1,336,292 at June 30, 2022, $1,126,867 at December 31, 2021 and $991,715 at June 30, 2021)	1,234,571	1,127,309	1,002,515
Loans	17,787,888	16,342,479	15,690,689
Less: Allowance for loan losses	(148,772)	(136,157)	(131,256)
Unamortized deferred loan fees, net	(5,540)	(4,321)	(6,865)
Loans, net	17,633,576	16,202,001	15,552,568
Equity securities	26,785	22,319	20,113
Federal Home Loan Bank stock	17,250	17,250	17,250
Other real estate owned, net	4,067	4,368	4,871
Affordable housing investments and alternative energy partnerships, net	321,717	299,211	286,833
Premises and equipment, net	97,565	99,402	100,917
Customers’ liability on acceptances	12,650	8,112	7,560
Accrued interest receivable	61,939	56,994	56,092
Goodwill	375,696	372,189	372,189
Other intangible assets, net	7,231	4,627	5,041
Right-of-use assets- operating leases	31,883	27,834	31,310
Other assets	256,661	195,403	168,510
Total assets	$21,235,553	$20,886,723	$19,348,362

Liabilities and Stockholders’ Equity
Deposits
Non-interest-bearing demand deposits	$4,433,959	$4,492,054	$3,664,931
Interest-bearing deposits:
NOW deposits	2,494,524	2,522,442	2,026,154
Money market deposits	5,322,510	4,611,579	4,003,043
Savings deposits	1,178,572	915,515	900,106
Time deposits	4,857,762	5,517,252	5,943,278
Total deposits	18,287,327	18,058,842	16,537,512

Advances from the Federal Home Loan Bank	95,000	20,000	20,000
Other borrowings for affordable housing investments	22,319	23,145	23,249
Long-term debt	119,136	119,136	119,136
Acceptances outstanding	12,650	8,112	7,560
Lease liabilities - operating leases	35,171	30,694	34,194
Other liabilities	232,418	180,544	154,354
Total liabilities	18,804,021	18,440,473	16,896,005
Stockholders' equity	2,431,532	2,446,250	2,452,357
Total liabilities and equity	$21,235,553	$20,886,723	$19,348,362

Book value per common share	$32.67	$32.29	$31.38
Number of common shares outstanding	74,421,884	75,750,862	78,158,590

CATHAY GENERAL BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended			Six months ended June 30,
	June 30, 2022	March 31, 2022	June 30, 2021	2022	2021
	(In thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loan receivable, including loan fees	$181,022	$166,094	$161,493	$347,116	$321,214
Investment securities	5,748	4,828	3,189	10,576	6,256
Federal Home Loan Bank stock	255	261	255	516	472
Deposits with banks	2,508	763	438	3,271	753
Total interest and dividend income	189,533	171,946	165,375	361,479	328,695
INTEREST EXPENSE
Time deposits	5,724	6,060	10,055	11,784	24,064
Other deposits	6,895	5,128	5,465	12,023	11,059
Advances from Federal Home Loan Bank	312	143	415	455	890
Long-term debt	1,439	1,424	1,439	2,863	2,863
Total interest expense	14,370	12,755	17,374	27,125	38,876

Net interest income before (reversal)/provision for credit losses	175,163	159,191	148,001	334,354	289,819
(Reversal)/provision for credit losses	2,500	8,643	(9,000)	11,143	(22,558)
Net interest income after (reversal)/provision for credit losses	172,663	150,548	157,001	323,211	312,377

NON-INTEREST INCOME
Net (losses)/gains from equity securities	(955)	5,974	(879)	5,019	(3,631)
Securities gains, net	—	—	—	—	853
Letters of credit commissions	1,602	1,556	1,782	3,158	3,472
Depository service fees	1,632	1,671	1,343	3,303	2,706
Wealth management fees	3,956	4,354	3,939	8,310	7,496
Other operating income	8,383	6,677	6,398	15,060	11,687
Total non-interest income	14,618	20,232	12,583	34,850	22,583
NON-INTEREST EXPENSE
Salaries and employee benefits	37,301	35,475	32,758	72,776	65,480
Occupancy expense	5,562	5,613	4,960	11,175	10,006
Computer and equipment expense	3,297	2,956	3,647	6,253	6,918
Professional services expense	7,704	6,697	5,756	14,401	10,466
Data processing service expense	3,420	2,909	3,243	6,329	6,898
FDIC and State assessments	2,194	1,802	1,440	3,996	3,365
Marketing expense	1,740	947	1,443	2,687	4,325
Other real estate owned expense/(income)	(33)	71	191	38	285
Amortization of investments in low income housing and alternative energy partnerships	7,235	8,287	10,682	15,522	22,252
Amortization of core deposit intangibles	250	224	171	474	343
Cost associated with debt redemption	—	—	—	—	732
Acquisition, integration and restructuring costs	91	3,936	—	4,027	—
Other operating expense	5,362	3,780	5,416	9,142	10,040
Total non-interest expense	74,123	72,697	69,707	146,820	141,110
Income before income tax expense	113,158	98,083	99,877	211,241	193,850
Income tax expense	24,180	23,055	22,678	47,235	43,267
Net income	$88,978	$75,028	$77,199	$164,006	$150,583
Net income per common share:
Basic	$1.19	$1.00	$0.98	$2.18	$1.90
Diluted	$1.18	$0.99	$0.97	$2.17	$1.89
Cash dividends paid per common share	$0.34	$0.34	$0.31	$0.68	$0.62
Basic average common shares outstanding	74,958,913	75,331,976	79,167,004	75,144,414	79,347,886
Diluted average common shares outstanding	75,270,140	75,719,375	79,418,668	75,493,516	79,624,344

CATHAY GENERAL BANCORP
AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

	Three months ended
(In thousands)	June 30, 2022		March 31, 2022		June 30, 2021
Interest-earning assets	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$17,530,650	4.14%	$16,939,787	3.98%	$15,684,329	4.13%
Taxable investment securities	1,249,679	1.84%	1,174,245	1.67%	976,593	1.31%
FHLB stock	17,250	5.93%	17,250	6.13%	17,250	5.93%
Deposits with banks	1,173,702	0.86%	1,650,702	0.19%	1,633,686	0.11%
Total interest-earning assets	$19,971,281	3.81%	$19,781,984	3.53%	$18,311,858	3.62%

Interest-bearing liabilities
Interest-bearing demand deposits	$2,459,940	0.13%	$2,400,010	0.08%	$1,967,069	0.13%
Money market deposits	5,291,824	0.45%	4,815,578	0.38%	3,951,549	0.47%
Savings deposits	1,183,821	0.07%	1,076,690	0.07%	896,747	0.09%
Time deposits	4,881,365	0.47%	5,289,313	0.46%	6,035,219	0.67%
Total interest-bearing deposits	$13,816,950	0.37%	$13,581,591	0.33%	$12,850,584	0.48%
Other borrowed funds	82,660	1.52%	43,143	1.34%	93,442	1.79%
Long-term debt	119,136	4.85%	119,136	4.85%	119,136	4.84%
Total interest-bearing liabilities	14,018,746	0.41%	13,743,870	0.38%	13,063,162	0.53%

Non-interest-bearing demand deposits	4,391,925		4,360,392		3,597,475

Total deposits and other borrowed funds	$18,410,671		$18,104,262		$16,660,637

Total average assets	$21,079,634		$20,864,531		$19,347,886
Total average equity	$2,441,128		$2,445,412		$2,471,388

	Six months ended
(In thousands)	June 30, 2022		June 30, 2021
Interest-earning assets	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$17,236,850	4.06%	$15,688,131	4.13%
Taxable investment securities	1,212,170	1.76%	986,096	1.28%
FHLB stock	17,250	6.03%	17,250	5.52%
Deposits with banks	1,410,884	0.47%	1,459,498	0.10%
Total interest-earning assets	$19,877,154	3.67%	$18,150,975	3.65%

Interest-bearing liabilities
Interest-bearing demand deposits	$2,430,141	0.11%	$1,928,941	0.14%
Money market deposits	5,055,017	0.41%	3,752,986	0.50%
Savings deposits	1,130,551	0.07%	871,286	0.10%
Time deposits	5,084,212	0.47%	6,218,967	0.78%
Total interest-bearing deposits	$13,699,921	0.35%	$12,772,180	0.55%
Other borrowed funds	63,011	1.46%	108,350	1.66%
Long-term debt	119,136	4.85%	119,136	4.85%
Total interest-bearing liabilities	13,882,068	0.39%	12,999,666	0.60%

Non-interest-bearing demand deposits	4,376,246		3,502,495
Total deposits and other borrowed funds	$18,258,314		$16,502,161

Total average assets	$20,972,677		$19,181,963
Total average equity	$2,443,258		$2,456,167

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

CATHAY GENERAL BANCORP
GAAP to NON-GAAP RECONCILIATION
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended
		June 30, 2022	March 31, 2022	June 30, 2021

Stockholders' equity	(a)	$2,431,532	$2,446,250	$2,452,357
Less: Goodwill		(375,696)	(372,189)	(372,189)
Other intangible assets (1)		(7,231)	(4,627)	(5,041)
Tangible equity	(b)	$2,048,605	$2,069,434	$2,075,127

Total assets	(c)	$21,235,553	$20,886,723	$19,348,362
Less: Goodwill		(375,696)	(372,189)	(372,189)
Other intangible assets (1)		(7,231)	(4,627)	(5,041)
Tangible assets	(d)	$20,852,626	$20,509,907	$18,971,132

Number of common shares outstanding	(e)	74,421,884	75,750,862	78,158,590

Total stockholders' equity to total assets ratio	(a)/(c)	11.45%	11.71%	12.67%
Tangible equity to tangible assets ratio	(b)/(d)	9.82%	10.09%	10.94%
Tangible book value per share	(b)/(e)	$27.53	$27.32	$26.55

		Three Months Ended			Six Months Ended
		June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net Income		$88,978	$75,028	$77,199	$164,006	$150,583
Add: Amortization of other intangibles		277	252	207	528	421
Tax effect of amortization adjustments (2)		(82)	(75)	(61)	(157)	(125)
Tangible net income	(f)	$89,173	$75,205	$77,345	$164,377	$150,879

Return on tangible common equity (3)	(f)/(b)	17.41%	14.54%	14.91%	16.05%	14.54%

(1) Includes core deposit intangibles and mortgage servicing
(2) Applied the statutory rate of 29.65%.
(3) Annualized

Contacts

Heng W. Chen
(626) 279-3652